Exhibit 99.2

CONTACT:

VIVUS, Inc.	Investor Relations:	The Trout Group
Timothy E. Morris		Brian Korb
Chief Financial Officer		646-378-2923
650-934-5200
	Media Relations:	Pure Communications, Inc.
Sheryl Seapy
949-608-0841

FOR IMMEDIATE RELEASE

VIVUS TO PRESENT AT THE COWEN AND COMPANY HEALTHCARE CONFERENCE

Mountain View, Calif, March 11, 2009 – VIVUS, Inc. (NASDAQ: VVUS), a pharmaceutical company dedicated to the development and commercialization of novel therapeutic products, today announced that Peter Tam, chief operating officer, will present an overview of the company at the 29th Annual Cowen and Company Healthcare Conference.

The VIVUS presentation will take place at the Boston Marriott Copley Place on Thursday, March 19, 2009 at 10:20 a.m ET.  A live webcast and 30-day archive of the presentation will be available at http://www.vivus.com or http://www.corporate-ir.net/ireye/conflobby.zhtml?ticker=VVUS&item_id=2088424.

About VIVUS

VIVUS is a biopharmaceutical company developing innovative, next-generation therapies to address unmet needs in obesity, diabetes and sexual health.  The company’s lead investigational product in clinical development, Qnexa™, is expected to complete Phase 3 clinical trials for the treatment of obesity in 2009.  Qnexa is also in Phase 2 clinical development for the treatment of type 2 diabetes.  In the area of sexual health, VIVUS is in Phase 3 development with avanafil, its PDE5 inhibitor drug candidate, and in Phase 2 development of Luramist™, its drug candidate for the treatment of hypoactive sexual desire disorder (HSDD) in women. MUSE® (alprostadil), a first generation therapy for the treatment of ED, is already on the market and generating revenue for VIVUS. For more information about the company, please visit www.vivus.com.

VIVUS, Inc. 1172 Castro Street, Mountain View, CA 94040  Tel 650-934-5200  Fax 650-934-5389  www.vivus.com